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                                                                 Exhibit 23(c)

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
TCI Satellite Entertainment, Inc.

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

KPMG LLP
Denver, Colorado
April 15, 1999